EXHIBIT 4.3



                             CERTIFICATE OF TRUST

                                      OF

                          COMMUNITY CAPITAL TRUST I


          THIS Certificate of Trust of Community Capital Trust I (the "Trust"), dated as of January 27, 1997, has been duly executed and is being filed by the undersigned, as trustee, to form a business trust under the Delaware Business Act (12 Del. C. Section3801, et seq.).
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          1.   Name.  The name of the business trust formed hereby is
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Community Capital Trust I.

          2.   Delaware Trustee.  The name and business address of the
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trustee of  the Trust  with a  principal place  of business in  the State  of
Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

          3.   Effective Date.  This Certificate of Trust shall be effective
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upon filing.

          IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.

                              CHASE MANHATTAN BANK DELAWARE,
                              not in its individual capacity but solely as trustee of the Trust



                              By:
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                              Name:
                              Title: